Exhibit 3.21

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GALVESTON WATERPARK, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF MAY, A.D. 2019, AT 5:35 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GALVESTON WATERPARK, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
7428990 8100H	Authentication: 202626631
SR# 20202274319	Date: 03-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:35 PM 05/20/2019 FILED 05:35 PM 05/20/2019 SR 20194205279 - File Number 7428990	CERTIFICATE OF FORMATION OF GALVESTON WATERPARK, LLC

First: The name of the limited liability company is:

Galveston Waterpark, LLC

Second: The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Galveston Waterpark, LLC this 20th day of May, 2019.

/s/ Katlyn A. Patton
Katlyn A. Patton, Authorized Person